Exhibit 10
Exhibit 10

AMENDMENT TO INCENTIVE LETTER

					     __________________________, 1996

________________________
Name
________________________
________________________
Address

Dear ___________________:

	Reference is made to the Letter Agreement dated January ____, 1996, pursuant to which we indicated that you had received ________ Incentive Units pursuant to SGI's Incentive Plan.

	After further consideration of the Incentive Units, the Compensation Committee of the Board of Directors has determined that adding a performance standard to payment under the Incentive Units would further the purposes of the Plan and the interests of the Company. Accordingly, subject to your consent, the Company amends your Incentive Units so that no payments will be made pursuant to the Units unless the Company's sales meet or exceed $10,000,000 or the Company's operating profits exceed $250,000 for the Company's 1998 fiscal year. While this is a very aggressive goal, and the Compensation Committee reserves the right to amend the goal (but not to increase it without your consent), either as a result of changing marketplace conditions or as a result of other goals that they may define, the Company also believes that this is an achievable goal and encourages you to work hard to help the Company achieve it.

	If the foregoing amendment to your Incentive Units is acceptable to you, please so indicate by signing the enclosed copy of this letter.

                          						Very truly yours,

                          						SEVENTH GENERATION, INC.

               				     By:     _______________________________
                                Jeffrey A. Hollender,
                      					     President & CEO


The undersigned AGREES that his/her Incentive Units are amended so that no payments will be made unless the performance standard set forth above is achieved.

_____________________________________